February 6, 2023

Donald M. Panter, Jr.

Dear Don:

This letter sets forth the substance of the separation agreement (this “Agreement”) that S&W Seed Company (the “Company”) is offering as you transition employment to Vision Bioenergy Oilseeds LLC (“VBO”).

1.
Separation. You have been employed with the Company pursuant to that certain Employment Agreement dated as of September 27, 2021 (the “Employment Agreement”). Pursuant to your voluntary resignation without Good Reason (as defined in the Employment Agreement), your last day of work with the Company and your employment separation date will be the day immediately preceding commencement of your employment with VBO (the “Separation Date”), unless your employment terminates sooner pursuant to Section 3((c)) below. The actual date of termination shall become the Separation Date for purposes of this Agreement.
2.
Accrued Salary and Vacation. No later than the next regular payday immediately following the Separation Date, the Company will pay you all accrued salary and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to this payment by law.
3.
Secondment Period.
(a)
Duties. Between now and your Separation Date (the “Secondment Period”), you will be placed on secondment with VBO pursuant to the Secondment Agreement entered into in connection with that certain Contribution and Membership Interest Purchase Agreement, dated February 6, 2023, between Equilon Enterprises LLC and the Company (the “CMIPA”). During the Secondment Period, you will cooperate in the transition matters for the Company and will perform such duties and have such responsibilities as reasonably assigned from time to time by the Company and VBO. You agree to undertake commercially reasonable efforts to perform your Secondment Period services and will perform such services in good faith and to the best of your abilities. During the Secondment Period, you must continue to comply with all of the Company’s policies and procedures and with all of your statutory and contractual obligations to the Company, including, without limitation, your obligations under your Employee Proprietary Information, Inventions and Confidentiality Agreement, a copy of which is attached hereto as Exhibit A, which you acknowledge and agree are contractual commitments that remain binding upon you, both during and after the Secondment Period in accordance with their express terms; provided, however, that the Company hereby agrees that your employment with and services provided to VBO shall not be, nor be deemed to be, a violation of the Employee Proprietary Information, Inventions and Confidentiality Agreement or any other agreement, contract or arrangement between you and the Company or any of the Company’s affiliates or any other restrictive covenant provision benefiting the Company or any of the Company’s affiliates.

(b)
Compensation; Benefits. During the Secondment Period, your base salary will be increased to reflect an annual salary of $330,000, and you will continue to be eligible for the same benefits for which you were eligible immediately prior to your signing this Agreement, subject to the terms and conditions applicable to such plans and programs. During the Secondment Period, your Company restricted stock unit awards and stock options will continue to vest under the existing terms and conditions set forth in the governing plan documents and applicable award agreements.
(c)
Termination. Nothing in this Agreement alters your employment at will status. Accordingly, during the Secondment Period you are entitled to resign your employment with or without cause or advance notice, and the Company may terminate your employment with or without Cause (as defined in the Employment Agreement) or advance notice. However, if, prior to the end of the Secondment Period, you resign your employment for any reason or the Company terminates your employment for Cause, then you will no longer be eligible for participation in any Company benefit plans and you will not be entitled to the Severance Benefits outlined in Section 4 below.
4.
Severance Benefits. If you (i) timely sign this Agreement, allow it to become effective and comply with your obligations under this Agreement (including without limitation satisfactorily performing your duties and responsibilities as described in Section 3(a) hereof for the full Secondment Period) and your other legal and contractual obligations to the Company in accordance with their express terms, (ii) on or after the Separation Date, timely sign and return the Separation Date Release attached hereto as Exhibit B, and allow it to become effective, (iii) actually commence employment with VBO on the date immediately following the end of the Secondment Period (collectively, the “Severance Preconditions”), then the Company will provide you with the following benefits (the “Severance Benefits”):
(a)
FY 2023 Target Cash Bonus. Notwithstanding the requirement that you remain employed through the payment date in order to earn and receive any Target Cash Bonus (as defined in the Employment Agreement), as a Severance Benefit provided to you under this Agreement, the Company agrees to pay you $225,000, which amount reflects the maximum Target Cash Bonus for FY 2023 and the amount of bonus you could have earned had you met the requirements for earning such bonus (the “Annual Bonus Severance”). The Annual Bonus Severance shall be paid to you in a lump sum, subject to standard payroll deductions and withholdings, within ten (10) business days following the end of the Secondment Period, provided that the Severance Preconditions have been satisfied as of such date.
(b)
Equity Awards. You were previously granted options to purchase 418,690 shares of common stock of the Company (the “Outstanding Options”) and restricted stock unit awards covering 78,093 shares of common stock of the Company (the “Outstanding RSUs”) pursuant to the Company’s 2019 Equity Incentive Plan (as amended, the “Plan”) (the Outstanding Options and Outstanding RSUs are hereinafter collectively referred to as the “Outstanding Equity Awards”). As an additional Severance Benefit provided to you under this Agreement, within ten (10) business days of the date of this Agreement, the Company will grant you (i) a stock option with a target cash value (based on the Black-Scholes valuation model and related assumptions used by the Company for financial accounting purposes) on the date of grant of $250,000 (the “Additional Option”), (ii) a stock option with a cash value (based on the Black-Scholes valuation model and related assumptions used by the Company for financial accounting purposes) on the date of grant that is equivalent to what the cash value of an option to purchase 250,000 shares of common stock of the Company would be on such date of grant had such option been granted at the end of the first full trading day immediately following the Company’s public announcement of the VBO joint venture (the “Second Additional Option”), and (iii) a restricted stock unit award with a cash value on the date of grant of $120,000 (together with the Additional Option, the “Initial Additional Equity Awards”).
(c)
Vesting; Extension of Exercisability. Notwithstanding anything to the contrary set forth in the Employment Agreement, the Plan, any prior equity incentive plans or any grant or award agreement, as an additional Severance Benefit provided to you under this Agreement, (i) the vesting of any and all Outstanding Equity Awards and the Initial Additional Equity Awards, to the extent not yet vested as of the Separation Date, shall accelerate and be vested in full, effective as of the Separation Date, (ii) the Second Additional Option shall be vested in full effective as of the first business day following the one-year anniversary of the date of the CMIPA, and (iii) the exercise period for all outstanding stock options shall be extended to the remainder of their respective full term. Your right to exercise any vested shares, and all other rights and obligations with respect to your restricted stock unit awards and stock options, will be as set forth in your applicable restricted stock unit and stock option agreement, grant notice and applicable Plan documents, which agreements, grant notice and documents shall be in substantially the same form as those used for your similar Outstanding Equity Awards.
5.
No Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you have not earned, will not earn by the Separation Date, and will not receive from the Company any additional compensation (including base salary, bonus, incentive compensation, or equity, equity acceleration or vesting), severance, or benefits before or after the Separation Date, including without limitation any severance benefits under the Employment Agreement, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account) or any vested options. Notwithstanding anything herein to the contrary, during the Secondment Period, you shall continue to be covered under the Company’s directors and officers insurance policies, in respect of your service as a director and/or officer of the Company, in the same manner as you have been covered immediately preceding the date hereof.
6.
Expense Reimbursements. You agree that, within thirty (30) calendar days after the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice and in such a manner that such reimbursements shall be either compliant with or exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (“Section 409A”).
7.
Return of Company Property. By the Separation Date, or earlier if requested by the Company, to the extent not already destroyed or permanently deleted, you agree to return to the Company all Company documents (and all copies thereof) and other Company property which you have in your possession or control, including, but not limited to, Company files, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, customer lists, prospect information, pipeline reports, sales reports, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, facsimile machines, mobile telephones, servers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part). You agree that you will make a diligent search to locate any such documents, property and information by the close of business on the Separation Date. If you have used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, within five (5) calendar days after the Separation Date, you shall provide the Company with a computer-useable copy of such information and then permanently delete and expunge such Company confidential or proprietary information from those systems; and you agree to provide the Company access to your system as requested to verify that the necessary copying and/or deletion is done. Your timely compliance with this paragraph is a condition to your receipt of the severance benefits provided under this Agreement.
8.
[Reserved].
9.
Non-disparagement. You will not, and will cause your relatives, agents and representatives to not, knowingly disparage, criticize or otherwise make any derogatory statements regarding the Company, its directors, or its officers, and the Company will not knowingly disparage, criticize or otherwise make any derogatory statements regarding you. The Company’s obligations under the preceding sentence shall be limited to communications by its senior corporate executives having the rank of Vice President or above and members of the Board of Directors of the Company. The foregoing restrictions will not apply to any statements that are made truthfully in response to a subpoena or other compulsory legal process. Any Severance Benefits to be provided to you, shall immediately cease, and no further benefits shall be provided, in the event that you breach the provisions of this Section 9.
10.
No Voluntary Adverse Action. You agree that you will not voluntarily (except in response to legal compulsion or as permitted under the section of this Agreement entitled “Protected Rights”) assist any person (not including yourself or your agents, attorneys or representatives) in bringing or pursuing any proposed or pending litigation, arbitration, administrative claim or other formal proceeding against the Company, its parent or subsidiary entities, affiliates, officers, directors, employees or agents.
11.
Cooperation. To the extent permitted by applicable law, you agree to undertake commercially reasonable efforts cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of your employment by the Company. Such cooperation includes, without limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. The Company will (i) reimburse you for reasonable out-of-pocket expenses you incur in connection with any such cooperation, (ii) unless prohibited by applicable law, compensate you for time spent in such cooperation at the annual base salary rate in effect immediately prior to the

Separation Date (not taking into account any reductions in annual base salary rate due to Good Reason)and (iii) make reasonable efforts to accommodate your scheduling needs.
12.
No Admissions. You understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission.
13.
Release of Claims. In exchange for the consideration provided to you under this Agreement to which you would not otherwise be entitled, you hereby generally and completely release the Company, and its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns from any and all claims, liabilities, demands, causes of action, and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date you sign this Agreement. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to your employment with the Company or the termination of that employment; (b) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act (“ADEA”), the Colorado Anti-Discrimination Act, the Colorado Workplace Accommodations for Nursing Mothers Act, the Colorado Pregnant Workers Fairness Act, the Colorado Lawful Off-Duty Activities Statute, the Colorado Personnel Files Employee Inspection Right Statute, the Colorado Labor Peace Act, the Colorado Labor Relations Act, the Colorado Equal Pay Act, the Colorado Minimum Wage Order, and/or the Colorado Genetic Information Non-Disclosure Act. Notwithstanding anything to the contrary, the releases set forth in this Section 13 and Sections 14 and 15 herein, shall exclude claims (i) relating to the obligation to indemnify you pursuant to the Articles of Incorporation of the Company, as amended, and the Amended and Restated Bylaws of the Company, as amended, any valid fully executed indemnification agreement with the Company, applicable law, or applicable directors and officers liability insurance, (ii) arising after the date this Agreement is signed, (iii) for vested benefits and equity that is vested or eligible to vest by its terms after the Release is signed, (iv) for payment of accrued but unpaid base salary and cash-out of accrued but unused vacation or paid time off, if applicable, (v) for unpaid reimbursements that are reimbursable under the reimbursement policies of the Company and/or its affiliates, (vi) to enforce the terms of this Agreement, and (vii) that applicable law does not permit you to waive.
14.
ADEA Release. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you have under the ADEA, and that the consideration given for the waiver and releases you have given in this Agreement is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised, as required by the ADEA, that: (a) your waiver and release does not apply to any rights or claims that arise after the date you sign this Agreement; (b) you should consult with an attorney prior to signing this Agreement (although you may choose voluntarily not to do so); (c) you have twenty-one (21) calendar days to consider this Agreement (although you may choose voluntarily to sign it sooner); (d) you have seven (7) calendar days following the date you sign this Agreement to revoke this Agreement (in a written revocation sent to the Company); and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth calendar day after you sign this Agreement provided that you do not revoke it.
15.
Release of Unknown Claims. YOU UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, EVEN IF THOSE UNKNOWN CLAIMS THAT, IF KNOWN BY YOU, WOULD AFFECT YOUR DECISION TO ACCEPT THIS AGREEMENT. In giving the release herein, which includes claims which may be unknown to you at present, you hereby expressly waive and relinquish all rights and benefits under any law of any jurisdiction with respect to your release of any unknown or unsuspected claims herein.
16.
Protected Rights. You understand that nothing in this Agreement limits your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). You further understand this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company, nor will anything in this Agreement prevent you from offering truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings). While this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you understand and agree that, to maximum extent permitted by law, you are otherwise waiving any and all rights you may have to individual relief based on any claims that you have released and any rights you have waived by signing this Agreement.
17.
Representations. You hereby represent that you have been paid all compensation owed and for all hours worked through the date you sign this Agreement, have received all the leave and leave benefits and protections for which you are eligible pursuant to the Family and Medical Leave Act, the or otherwise, and have not suffered any on-the-job injury for which you have not already filed a workers’ compensation claim.
18.
Dispute Resolution. You and the Company agree that any and all disputes, claims, or controversies of any nature whatsoever arising from, or relating to, this Agreement or its interpretation, enforcement, breach, performance or execution, your employment or the termination of such employment (including, but not limited to, any statutory claims) (collectively, “Claims”, each a “Claim”), shall be resolved, pursuant to the Federal Arbitration Act, 9 U.S.C. §1-16, and to the fullest extent permitted by law, by final, binding and confidential arbitration in Denver, Colorado (or another mutually acceptable location) conducted before a single neutral arbitrator by JAMS, Inc. (“JAMS”) or its successor, under the then applicable JAMS Arbitration Rules and Procedures for Employment Disputes (available at http://www.jamsadr.com/rules-

employment-arbitration/). By agreeing to this arbitration procedure, both you and the Company waive the right to have any Claim resolved through a trial by jury or judge or an administrative proceeding. You will have the right to be represented by legal counsel at any arbitration proceeding, at your own expense. This paragraph shall not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law, to the extent such claims are not permitted by applicable law to be submitted to mandatory arbitration and the applicable law(s) are not preempted by the Federal Arbitration Act or otherwise invalid (collectively, the “Excluded Claims”). In the event you intend to bring multiple claims, including one of the Excluded Claims listed above, the Excluded Claims may be publicly filed with a court, while any other claims will remain subject to mandatory arbitration. The arbitrator shall have sole authority for determining if a Claim is subject to arbitration, and any other procedural questions related to the dispute and bearing on the final disposition. In addition, the arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be available under applicable law in a court proceeding; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The Company shall pay all JAMS arbitration fees (including arbitrator fees). Subject to the immediately preceding sentence, the parties acknowledge and agree that in connection with any arbitration pursuant to this Section 18 and regardless of outcome, each party will pay all of its own costs and expenses in connection with the arbitration, including, without limitation, its own legal fees and expenses. Nothing in this Agreement shall prevent you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction.
19.
Taxes. The Company makes no representation or warranty with respect to tax treatment by any local, state or federal tax authority of any consideration provided in this Agreement; and you shall seek independent advice from your personal tax advisors concerning your tax obligations with regard to payments and benefits provided to you hereunder. You shall be solely responsible for timely filings, reporting, and payments with respect to any taxes required by any federal, state, or local authorities, and payment of any and all taxes which you may owe as a result of this Agreement and which have not been withheld by the Company; and you hereby indemnify the Company for any taxes, penalties, or interest due to your failure to make such tax filings and payments.
20.
Miscellaneous. This Agreement, including its Exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to its subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations, including without limitation, the Employment Agreement. You agree and acknowledge that there are no circumstances as of the date of this Agreement that constitute, and nothing contemplated in this Agreement shall be deemed for any purpose to be or to create, an involuntary termination without Cause or a Good Reason resignation right, including for purposes of Section 7 of the Employment Agreement, or any other severance or change in control plan, agreement or policy maintained by the Company. You further hereby expressly waive any claim or right you may have as of the date of this Agreement (if any) to assert that this Agreement, or any other condition or occurrence, forms the basis for a without Cause termination or Good Reason resignation for any purpose, including for purposes of Section 7 of the Employment Agreement, or any other severance or change in control plan, agreement or policy maintained by the Company. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable to the fullest extent permitted by law, consistent with the intent of the parties. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of Colorado without regard to conflict of laws principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Agreement may be executed in counterparts and facsimile signatures will suffice as original signatures.
21.
Section 409A. To the extent that any provision of this Agreement is ambiguous as to its exemption from or compliance with Section 409A, the provision will be read in such a manner so that such payments hereunder are exempt from Section 409A to the maximum permissible extent, and for any payments where such construction is not tenable, that those payments comply with Section 409A to the maximum permissible extent. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment will be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this Agreement are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. All payments to be made upon a termination of employment under this Agreement may, to the extent necessary to avoid the imposition of penalty taxes on you, be made only upon a “separation from service” under Section 409A. In no event may you, directly or indirectly, designate the calendar year of any payment under this Agreement. All (i) reimbursements and (ii) in-kind benefits provided hereunder shall be made or provided in accordance with the requirements of Section 409A , including, where applicable, the requirement that (w) any reimbursement is for expenses incurred during your lifetime (or during a shorter period of time specified in this Agreement); (x) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year; (y) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred; and (z) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit. Notwithstanding any other provision of this Agreement to the contrary, if you are considered a “specified employee” for purposes of Section 409A (as determined in accordance with the methodology established by the Company as in effect on the date of termination), any payment that constitutes nonqualified deferred compensation within the meaning of Section 409A that is otherwise due to you under this Agreement during the six (6)-month period following your separation from service (as determined in accordance with Section 409A) on account of your separation from service shall, to the extent necessary to avoid the imposition of penalty taxes on you, be accumulated and paid to you without interest on the first scheduled payroll date which is more than six (6) months following your separation from service (the “Delayed Payment Date”). If you die during the postponement period, the amounts and entitlements delayed on account of Section 409A shall be paid to the personal representative of your estate on the first to occur of the Delayed Payment Date or thirty (30) calendar days after the date of your death.

[Signature page follows]

If this Agreement is acceptable to you, please sign below and return the original to me. You have twenty-one (21) calendar days to decide whether you would like to accept this Agreement, and the Company’s offer contained herein will automatically expire if you do not sign and return it within this timeframe.

We wish you the best in your future endeavors.

Sincerely,

By: /s/ Betsy Horton

Betsy Horton

Chief Financial Officer

I have read, understand and agree fully to the foregoing Agreement:

/s/ Donald M. Panter, Jr.

Donald M. Panter, Jr.

Feb 6, 2023

Date

Exhibit A

Proprietary Information, Invention and Confidentiality Agreement

(attached)

Exhibit B

Separation Date Release

(to be signed and returned to the Company on or within twenty-one (21) calendar days after the Separation Date)

In exchange for the severance benefits to be provided to me by S&W Seed Company (the “Company”) pursuant to that certain Separation Agreement with the Company dated February 6, 2023 (the “Agreement”), I hereby provide the following Separation Date Release (the “Release”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

I hereby represent that I have been paid all compensation owed and for all hours worked through the date I sign this Release, have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, or otherwise, and have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim. I acknowledge that, other than the severance benefits to be provided to me pursuant to the Agreement upon satisfaction of the Severance Preconditions, I have not earned and will not receive from the Company any additional compensation (including base salary, bonus, incentive compensation, or equity), severance, or benefits, with the exception of any vested right I may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account) or any vested options.

I hereby generally and completely release the Company, and its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns from any and all claims, liabilities, demands, causes of action, and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act (“ADEA”), the Colorado Anti-Discrimination Act, the Colorado Workplace Accommodations for Nursing Mothers Act, the Colorado Pregnant Workers Fairness Act, the Colorado Lawful Off-Duty Activities Statute, the Colorado Personnel Files Employee Inspection Right Statute, the Colorado Labor Peace Act, the Colorado Labor Relations Act, the Colorado Equal Pay Act, the Colorado Minimum Wage Order, and/or the Colorado Genetic Information Non-Disclosure Act.

Notwithstanding the foregoing or anything to the contrary, I am not releasing the Company hereby from any claims (i) relating to the Company’s or its affiliates’ obligation to indemnify me pursuant to the Articles of Incorporation of the Company, as amended, and the Amended and Restated Bylaws of the Company, as amended, any valid fully executed indemnification agreement with the Company, applicable law, or applicable directors and officers liability insurance, (ii) that cannot be waived by law, (iii) arising after the date the Release is signed, (iv) for vested benefits and equity that is vested or eligible to vest by its terms after this Release is signed, (v) for payment of accrued but unpaid base salary and cash-out of accrued but unused vacation or paid time off, if applicable, (vi) for unpaid reimbursements that are reimbursable under the reimbursement policies of the Company and/or its affiliates, and (vi) to enforce the terms of this Release and the Agreement.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I have under the ADEA, and that the consideration given for the waiver and releases I have given in this Release is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised, as required by the ADEA, that: (a) my waiver and release does not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have twenty-one (21) calendar days to consider this Release (although I may choose voluntarily to sign it sooner); (d) I have seven (7) calendar days following the date I sign this Release to revoke this Release (in a written revocation sent to the Company); and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth (8th) calendar day after I sign this Release provided that I do not revoke it.

I UNDERSTAND THAT THIS RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, EVEN IF THOSE UNKNOWN CLAIMS THAT, IF KNOWN BY ME, WOULD AFFECT MY DECISION TO ACCEPT THIS RELEASE. In giving the release herein, which includes claims which may be unknown to me at present, I hereby expressly waive and relinquish all rights and benefits under any law of any jurisdiction with respect to my release of any unknown or unsuspected claims herein.

I understand that nothing in this Release limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). I further understand this Release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Release does not limit my right to receive an award for information provided to the Securities and Exchange Commission, I understand and agree that, to maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims that I have released and any rights I have waived by signing this Release.

[Signature page to follow]

This Release, together with the Agreement (and its exhibits) constitutes the entire agreement between me and the Company with respect to the subject matter hereof. I am not relying on any representation not contained herein or in the Agreement.

Understood, Accepted, and Agreed:

Donald M. Panter, Jr.

Date